DREYFUS FOUNDERS FUNDS, INC.
ARTICLES SUPPLEMENTARY

Dreyfus Founders Funds, Inc., a Maryland corporation having its principal office in Baltimore City, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: (a) Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article FIFTH of the charter of the Corporation, the Board of Directors has duly classified 750,000,000 authorized and unissued shares of the Corporation’s Common Stock as Class A shares of Dreyfus Founders Equity Growth Fund so that the authorized shares of the Corporation’s Common Stock are classified and reclassified as follows, effective June 1, 2007:

Number of
Fund	Authorized Shares

Dreyfus Founders Balanced Fund, Class A	50,000,000
Dreyfus Founders Balanced Fund, Class B	50,000,000
Dreyfus Founders Balanced Fund, Class C	50,000,000
Dreyfus Founders Balanced Fund, Class F	600,000,000
Dreyfus Founders Balanced Fund, Class I	50,000,000
Dreyfus Founders Balanced Fund, Class T	50,000,000

Dreyfus Founders Discovery Fund, Class A	150,000,000
Dreyfus Founders Discovery Fund, Class B	50,000,000
Dreyfus Founders Discovery Fund, Class C	50,000,000
Dreyfus Founders Discovery Fund, Class F	200,000,000
Dreyfus Founders Discovery Fund, Class I	50,000,000
Dreyfus Founders Discovery Fund, Class T	50,000,000

Dreyfus Founders Equity Growth Fund, Class A	1,000,000,000
Dreyfus Founders Equity Growth Fund, Class B	50,000,000
Dreyfus Founders Equity Growth Fund, Class C	250,000,000
Dreyfus Founders Equity Growth Fund, Class F	700,000,000
Dreyfus Founders Equity Growth Fund, Class I	150,000,000
Dreyfus Founders Equity Growth Fund, Class T	100,000,000

Dreyfus Founders Growth Fund, Class A	50,000,000
Dreyfus Founders Growth Fund, Class B	50,000,000
Dreyfus Founders Growth Fund, Class C	50,000,000
Dreyfus Founders Growth Fund, Class F	500,000,000
Dreyfus Founders Growth Fund, Class I	50,000,000
Dreyfus Founders Growth Fund, Class T	50,000,000

Dreyfus Founders International Equity Fund, Class A	150,000,000
Dreyfus Founders International Equity Fund, Class B	50,000,000
Dreyfus Founders International Equity Fund, Class C	50,000,000
Dreyfus Founders International Equity Fund, Class F	200,000,000
Dreyfus Founders International Equity Fund, Class I	50,000,000
Dreyfus Founders International Equity Fund, Class T	50,000,000

Dreyfus Founders Mid-Cap Growth Fund, Class A	300,000,000
Dreyfus Founders Mid-Cap Growth Fund, Class B	50,000,000
Dreyfus Founders Mid-Cap Growth Fund, Class C	100,000,000
Dreyfus Founders Mid-Cap Growth Fund, Class F	500,000,000
Dreyfus Founders Mid-Cap Growth Fund, Class I	100,000,000
Dreyfus Founders Mid-Cap Growth Fund, Class T	100,000,000

Dreyfus Founders Passport Fund, Class A	150,000,000
Dreyfus Founders Passport Fund, Class B	50,000,000
Dreyfus Founders Passport Fund, Class C	50,000,000
Dreyfus Founders Passport Fund, Class F	250,000,000
Dreyfus Founders Passport Fund, Class I	50,000,000
Dreyfus Founders Passport Fund, Class T	50,000,000

Dreyfus Founders Worldwide Growth Fund, Class A	50,000,000
Dreyfus Founders Worldwide Growth Fund, Class B	50,000,000
Dreyfus Founders Worldwide Growth Fund, Class C	50,000,000
Dreyfus Founders Worldwide Growth Fund, Class F	300,000,000
Dreyfus Founders Worldwide Growth Fund, Class I	50,000,000
Dreyfus Founders Worldwide Growth Fund, Class T	50,000,000

Unclassified	2,750,000,000

TOTAL	10,000,000,000

(b) The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the foregoing series and classes of Common Stock are as set forth in the charter of the Corporation.

SECOND: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

     THIRD: The foregoing amendment to the charter of the Corporation does not increase the authorized capital stock of the Corporation.

     IN WITNESS WHEREOF, Dreyfus Founders Funds, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and attested by its Secretary on this 24th day of May, 2007.

DREYFUS FOUNDERS FUNDS, INC. By: /s/ David L. Ray David L. Ray Vice President
ATTEST:

/s/ Kenneth R. Christoffersen
Kenneth R. Christoffersen
Secretary

THE UNDERSIGNED, Vice President of Dreyfus Founders Funds, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under penalties of perjury.

/s/ David L. Ray David L. Ray Vice President